UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: January 9, 2014
(Date of earliest event reported)

AFFYMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	0-28218	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway
Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 731-5000

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2014, Andrew J. Last, Ph.D. was appointed Chief Operating Officer of Affymetrix, Inc. (the “Company”) with oversight of all the company’s business units, manufacturing operations and regulatory functions. Dr. Last, age 54, was previously serving as our Executive Vice President, Genetic Analysis Business Unit.
Also on January 9, 2014, David Weber was appointed Chief Commercial Officer of the Company, with oversight of sales operations, customer service, field application support as well as marketing communications. Mr. Weber, age 60, was previously serving as our Executive Vice President, Global Commercial Operations.
Dr. Last and Mr. Weber will report to Frank Witney, Ph.D., the Company’s President and Chief Executive Officer. Biographical information for both Dr. Last and Mr. Weber is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on March 27, 2013.
These organizational changes are expected to allow Dr. Witney to focus more time on refining the strategic vision and product portfolio of the Company as its business continues to diversify and the underlying technologies evolve.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ Siang Chin
Name: Siang H. Chin
Date: January 9, 2014		Title: Senior Vice President, General Counsel and Secretary